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                                                                      Exhibit 23



            Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Forms S-3 Nos. 333-106288, 333-66464, 333-103610, 333-102786 and 333-114559,
and Form S-8 Nos. 333-88426, 333-114381, 333-48924 and 333-96085) of Biopure
Corporation and in the related Prospectuses of our reports dated January 5, 2006 (except with respect to Note 14, as to which the date is January 17, 2006), with respect to the consolidated financial statements of Biopure Corporation and Biopure Corporation management's assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting of Biopure Corporation, included in this Annual Report (Form 10-K) for the year ended October 31, 2005.

                                                           /s/ Ernst & Young LLP

Boston, Massachusetts
January 17, 2006